SETTLEMENT AGREEMENT
DATED:    May 21, 1996

AMONG:    PORTLAND LOFTS ASSOCIATES, L.P.                      ("PLA")

AND:      EAST BANK ANGEL JOINT VERDURE                        ("East Bank")

AND:      EAST BANK DEVELOPMENT, INC.                          ("EBDI")

AND:      JOSEPH W. ANGEL, II                                  ("Angel")

AND:      KEARNY STREET REAL ESTATE
          COMPANY, L.P.                                        ("Kearny Street")

AND:      KEARNY STREET II REAL ESTATE
          COMPANY, L.P.                                        ("Kearny II")

AND:      BANK OF AMERICA OREGON                               ("Bank")
AND:      BANKAMERICA CORPORATION
("BAC")
AND:      HANFORD HEALY ASSET
          MANAGEMENT COMPANY                                   ("Hanford Healy"

Recitals:


     A.   Kearny Street has filed an action against PLA, East

Bank, EBDI and Angel (collectively, "Defendants"), captioned as

Kearnv Street Real Estate Company. L.P.. V. Portland Lofts

Associates Limited Partnership. et al., Multnomah County Circuit

Court Case No. 9411-07780 (the "Lawsuit), and Defendants have brought counterclaims in the Lawsuit.

     B.   In the Lawsuit, Kearny Street sought to collect on (a)

a note by East Bank dated November 3, 1989, originally stated in the amount of $800,000, and guaranteed by EBDI, Angel and East

Bank and (b) a note by PLA dated March 31, 1992, originally

stated in the amount of $6,800,000, and guaranteed by EBDI, Angel and East Bank (collectively, the "Notes").

     C.   Kearny Street received the Notes, guaranties, and

collateral described in paragraph l.A. (ii) and (iii) in an

assignment from the Bank, and Kearny Street has assigned the

Notes, guaranties, and the collateral described in Paragraph lA.

(ii) and (iii) below to Kearny II.

     D.   The parties to this Settlement Agreement (the

"Agreement", which includes the attached Exhibits 1 - 8 and 11 -

12, which are incorporated by reference as if fully set forth herein,) wish to settle the claims and counterclaims in the

Lawsuit, and certain other claims or potential claims to the extent specifically provided in this Agreement.



Agreements:

          In order to fully and finally compromise and settle the

claims and counterclaims in the Lawsuit, and certain other claims and disputes or potential claims or disputes, to the extent

specifically described below, and in consideration of the

foregoing recitals and the mutual covenants, agreements and

representations set forth herein, the Parties agree as follows:

          1.   Payment.  In full satisfaction of the Notes, PLA

shall cause the delivery to the escrow agent selected by the parties of $5.4 million by 5:00 p.m. on July 31, 1996, except as provided in Paragraph 2 below.  After this payment by PLA, Kearny

II shall deliver to the escrow agent:

               A.   The original Notes, marked CANCELED";

               B.   Any and all documents evidencing an interest,

or necessary to release such an interest, that Kearny or Kearny

II or their assignees or transferees may have in all collateral securing the Notes, including but not limited to the Deed of

Trust dated March 31, 1992 to Security Pacific Bank for the

property at issue; the property pledged pursuant to the Pledge

Agreement between Angel and Security Pacific Bank dated April 25,

1991; a Security Agreement dated March 31, 1992; an Assignment of

Leases recorded on April 6, 1992 in the records of Multnomah

County at Book 2526, Page 227; a Conditional Assignment of Rents

recorded on April 6, 1992 in the records of Multnomah County at

Book 2526, Page 221; a UCC Fixture Filing dated March 30, 1992 recorded in the records of Multnomah County at Book 2526, Page

2233; and a UCC-l Financing Statement filed with the Oregon

Secretary of State's Office on April 9, 1992 as File No. R01179;

and

               C.   All guaranties given for the Notes, including

the Guaranties executed by EBDI, East Bank, and/or Angel on May

23, 1989 and March 31, 1992.

          Upon receipt of both the payment and the documents

described above, the escrow agent (1) shall release the $5.4 million to Fleet Real Estate Capital, Inc, as agent for Kearny

II, (2) shall release the Notes, collateral, the releases of security described in paragraph 1.B above, and guaranties

described in paragraph l.C above to PLA, and (3) shall provide the releases described in Paragraphs 4 and S below to the

respective counsel for each party being released.

          2.   Loan by Bank of America.  The Bank has committed

to fund a loan to PLA sufficient for the payment in Paragraph 1 above (the "Loan"), pursuant to a commitment letter to PAL dated

April 18, 1996 (the "Commitment").  When the Bank funds the Loan to PAL, PAL shall cause the escrow agent to pay $5.4 million of the Loan proceeds to Fleet Real Estate Capital, Inc., as agent for Kearny II.  If the Bank fails to fund the Loan on or before

May 31, 1996, due to no fault or unreasonable conduct by

Defendants, (a) Defendants shall have such additional time as is reasonably necessary to obtain financing from another source, but in no event later than October 1, 1996, and (b) the date for payment in Paragraph 1 shall be accordingly extended.

          3.   Failure to Pay.  When they execute this Agreement,

defendants shall tender into escrow an executed confession of judgment on the Note dated November 3, 1989, in the form of

Exhibit 12 hereto.  If Defendants fail to make the $5.4 million payment by the time required by Paragraph 1 or by any additional time permitted by Paragraph 2, the confession of judgment shall be released to Kearny II, and the Note dated March 31, 1992 shall remain due and payable.  If the payment required by Paragraph 1 is made by the time required by Paragraph 1 or any additional time permitted by Paragraph 2, the confession of judgment shall be void and shall be destroyed.

          4.   Releases.  Concurrent with the execution of this

Settlement Agreement, the parties shall sign and deliver into escrow the releases attached hereto as Exhibits 1 - 8.  Any

releases by and of the Bank and BAC found among Exhibits 1-10,

including Exhibits 2, 3, 4, and 6, shall become effective only if the Bank funds the Loan.  The releases by and of parties other than the Bank and BAC in Exhibits 1, 5, 7, and 8 shall become effective upon execution of this Agreement and those releases.


          5.   Additional Releases.  If Morgan Stanley Real

Estate Fund, L.P. (`Morgan Stanley") provides the release of

Defendants as provided in Exhibit 9 hereto, Defendants shall provide the release of Morgan Stanley as provided in Exhibit 10,

or in such other format as defendants and Morgan Stanley may agree.  The settlement is not contingent upon obtaining the

releases in Exhibits 9 and 10.



          6.   Monthly Payments.  Pending the payment required by

Paragraph 1, Defendants shall continue to make the monthly

payments to Kearny II required by the March 31, 1992 Note, and shall continue to make monthly payments of the monthly interest due on the November 3, 1989 note.  In the month that the payment under Paragraph 1 is made, these payments on the Notes shall still be due, and any excess payment shall be refunded to PAL on a prorated basis.



          7.   Dismissal of Claims.  Immediately after (1) this

Agreement has been executed, (2) the payments under Paragraphs 1 and 6 have been timely made, and (3) signed releases as provided in Paragraph 4 have been received in escrow, Kearny Street and

Defendants will move to dismiss the claims and counterclaims in the Lawsuit with prejudice, and without costs or fees to any party, using the form of Judgment of Dismissal attached as

Exhibit 11.



          8.   Confidential Settlement.  The terms of this

Settlement shall be confidential and shall not disclosed, except as required by law or to partners of the Parties to this

Agreement and the Commitment, their attorneys, their accountants,

their investors or potential investors, their lenders or

potential lenders, officers, directors, employees, rating

agencies, bank regulators, and other applicable governmental agencies.



          9.   ED.   Defendants represent and warrant that ED was

administratively dissolved on or about April 17, 1992, that ED did not file a proceeding under the bankruptcy laws, that ED has no claims against any of the parties to this Agreement, that ED has not assigned or otherwise transferred any such claim as more fully indicated in Paragraph 19 below, and that to the extent that ED has ever had any such claims, any such claims shall be released pursuant to the terms of this Agreement and the releases attached as Exhibits 1 - 8.  Defendants agree to defend indemnify and hold harmless Kearny Street, Kearny II, Bank of America

Oregon and BankAmerica Corporation from any reasonable costs,

expenses, losses, damages, suits, actions, claims or causes of action, including but not limited to any outside or in-house attorneys fees, resulting from any breach of the representations and/or warranties in this Paragraph 9.



          10.  Mutual Representations. Covenants and Warranties.

Each of the Parties represents, warrants and agrees as follows:



               A.   Each party has, to the extent such party has

deemed necessary, received independent legal advice from his,

her, or its attorney(s) with respect to the advisability of

making this settlement, the form of this Agreement, and the form of the Exhibits hereto.

               B.   No party (nor any officer, director, partner,

agent, employee, representative, or attorney of or for any party)

has made any statement or representation to any other party

regarding any fact relied upon in entering into this Agreement1 and no party (nor any officer, director, partner, agent,

employee, representative, or attorney of or for any party) is relying upon any statement, representation or promise of any other party (nor any officer, director, partner, agent, employee,

representative, or attorney of or for any party) in executing this Agreement or in making the settlement provided for herein,

except as expressly stated in this Agreement, or as stated in the

Bank's Commitment, to PAL dated April 18, 1996, or in any loan application, loan documents, deeds of trust, or guaranties

entered into in connection with the Bank's Loan to PAL referenced in Paragraph 2 above.

               C.   Each party to this Agreement has made such

investigation of the facts pertaining to this settlement, this

Agreement, and the Exhibits hereto, and of all matters pertaining thereto as it, he or she deems necessary.

               D.   Each party has read this Agreement and

understands the contents hereof.

          11.  Binding Effect.  The provisions of this Agreement

shall be binding upon and inure to the benefit of the Parties and their respective successors, predecessors, attorneys-in-fact,

attorneys-at-law, officers, directors, shareholders, partners,

limited partners, joint venturers, employees, agents, parent corporations, subsidiary and affiliated corporations, affiliates,

insurers, heirs, personal representatives, executors and

administrators of the estate of the parties to this Agreement.


          12.  Amendment.  This Agreement may not be modified or

amended except by the written agreement of the Parties.  No

modification or amendment of any provision of this Agreement or the Exhibits hereto shall be binding unless in writing and signed by the party to be bound.  This Agreement may not be modified or amended orally.  No waiver of any of the provisions of this

Agreement shall be binding unless executed in writing by the party making the waiver.  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions, regardless of whether such provisions are

similar to the provision being waived, nor shall any waiver

constitute a continuing waiver unless so indicated in writing by the party making the waiver.


          13.  Entire Agreement.  This Agreement and the attached

exhibits 1 - 8, 11 and 12, which are incorporated herein by

reference, contain the entire agreement and understanding of the

Parties with respect to the matters described herein, and

supersede all prior and contemporaneous agreements between them with respect to such matters.  Notwithstanding anything contained herein to the contrary, this Agreement does not supersede or modify the terms of the Bank's Commitment, nor does this

Agreement supersede or modify the terms of any loan application,

loan documents, deeds of trust or guaranties to be executed in connection with the Bank's Loan to PAL referenced in Paragraph 2 above.

          14.  Governing Law.  This Agreement shall be governed

by and construed under the laws of the State of Oregon to whose jurisdiction the parties submit, provided, however, that in the event that any law or laws of the State of Oregon shall require or otherwise dictate that the laws of another state or

jurisdiction shall be applied in any proceeding, such Oregon law or laws shall be superseded by this paragraph and the remaining laws of the State of Oregon shall nonetheless be applied in such proceeding.  In the event that any action is instituted in

connection with this Agreement, it shall be commenced and

maintained in Multnomah County Circuit Court, Multnomah County,

Oregon.

          15.  Arbitration of Claims.  Any controversy or claim

arising out of or relating to this Agreement shall, at the

request of any party to this Agreement, be determined by

arbitration in accordance with Oregon arbitration procedure and under the auspices and rules of the American Arbitration

Association.  Judgment upon the award of the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of a civil action shall not constitute a waiver of this provision.

          16.  Attorneys' Fees and Costs.  Any party breaching

this Agreement shall be liable for reasonable in-house and

outside counsel's attorneys' fees and costs actually incurred by the injured party in enforcing this Agreement, remedying the breach, seeking its interpretation, or in recovering damages for any such breach, in arbitration, trial, and on appeal.


          17.  Captions.  The captions appearing at the

commencement of the paragraphs hereof are descriptive only and for convenience of reference.  Should there be any conflict

between such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this Agreement.


          18.  Joint Preparation.  Counsel for each of the

Parties has cooperated and participated in the negotiation of the terms of this Agreement.  Accordingly, the Parties hereby

acknowledge and agree that this Agreement shall not be construed or interpreted in favor of or against any party(ies) by virtue of the identity of its preparer.


          19.  Non-Assignment of Claims.  Each of the Parties

represents and warrants that, except as described in Recital C above and paragraph 20 below, there has been no assignment, sale or transfer, by operation of law, subrogation or otherwise, of any claim, right, cause of action, demand, obligation, liability or interest released by any of them as provided herein or in the

Releases.

          20.  Kearny II As Owner.  Kearny and Kearny II

represent and warrant that Kearny II owns the Notes, all

guaranties, and all collateral described in paragraph 1 above,

but that Kearny II has pledged the Notes, guaranties and

collateral to a third party.  Kearny and Kearny II represent and warrant that they have the power and authority to enter into this

Agreement and the attached Releases, and that Kearny II has the power and authority to make the modifications to the Notes

contemplated by this Agreement.  Kearny and Kearny II represent and warrant that Kearny II has the right and ability to obtain the return of the Notes, guaranties and collateral, free of any such pledge or encumbrance, and Kearny II represents, warrants and agrees that it will do so.  Kearny and Kearny II agree to defend indemnify and hold harmless all parties that are or will be released by Kearny and Kearny II in Exhibits 1-8 from any reasonable costs, expenses, losses, damages, suits, actions,

claims or causes of action, including but not limited to any outside or in-house attorneys' fees, resulting from any breach of the representations or warranties in paragraphs 19 and 20, so long as the title or interest of the party bringing such a claim derived from or was transferred or assigned to that party by

Kearny or Kearny II or an affiliated partnership or corporation.


          21.  No Admission of Liability.  This Agreement is a

settlement of disputed actual and potential claims,

counterclaims, crossclaims and third party claims.  Neither the terms of this Agreement nor the fact that a settlement is being effected by this Agreement is to be construed as an admission of liability or wrongdoing by any party to this Agreement.

          22.  Execution in Counterparts.  This Agreement may be

executed in counterparts.  When each party has signed and

delivered to the escrow agent at least one such executed

counterpart of this Agreement and the pertinent Releases in

Exhibits 1 - 8, then each such counterpart shall be deemed an original, and, when taken together with all other signed

counterparts, shall constitute one agreement which shall be

binding upon and effective as to all Parties, to the extent

provided in this Agreement.  A faxed counterpart shall be treated as an original.

          23.  Severability.  If any term or provision of this

Agreement, including the attached exhibits, or its application to any circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or exhibit and the application of such term or provision to persons other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term or provision of this Agreement or exhibit shall be valid and enforceable to the fullest extent permitted by law.

          24.  Additional Documents.  The parties agree to act in

good faith and cooperate in the execution of additional documents necessary to effect the intent of this Agreement, but this

Agreement constitutes a binding contract between the parties.

          IN WITNESS WHEREOF, the parties have executed this

Agreement as of the date first above written.



                         KEARNY STREET REAL ESTATE COMPANY, L.P
                         By: JEFFREY A.ORTLEY,
                             PRESIDENT
                             Date:     5/28/96


                         HANFORMD/HEALY ASSET MANAGEMENT COMPANY
                         A California  general partnership
                         by:  Hanford/Healy Resources One, Inc.
                              a Calofornia corporation, General
                              Partner:
                              by:  Patrcicia R. Healy
                                   President
                              date:   5/29/96

                         BANK OF AMERCIA OREGON

                         BY:
                         ITS:
                         DATE:


                         BANKAMERICA CORPORATION

                         BY:
                         ITS:
                         DATE:

                         PORTLAND LOFTS ASSOCIATES, L.P.

                         BY:  Joseph W. Angel II
                         ITS: General Partner
                         DATE:  5/21/96

                         EAST BANK ANGEL JOINT VENTURE

                         BY:  Jospeh R. Angel II
                         ITS: General Partner
                         DATE:    5/21/96

                         EAST BANK DEVELOPMENT, INC.


                         JOSEPH W. ANGEL II